UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2023

ZYVERSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41184	86-2685744
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 N. Commerce Parkway, Suite 208 Weston, Florida	33326
(Address of principal executive offices)	(Zip Code)

(754) 231-1688

(Registrant’s telephone number, including area code)

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVSA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2023, the Board of Directors (the “Board”) of ZyVersa Therapeutics, Inc., a Delaware corporation (the “Company” or “ZyVersa”), appointed James Sapirstein, Gregory Freitag, and Katrin Rupalla to serve as members of the board to fill the three vacancies created as a result of the business combination between ZyVersa Therapeutics, Inc., a Florida corporation (“Old ZyVersa”) with Larkspur Health Acquisition Corp. (“Larkspur”), which was consummated on December 12, 2022 (the “Business Combination”). As previously disclosed, pursuant to the agreement governing the terms of the Business Combination (the “Business Combination Agreement”), the Board was to be increased to seven members with Old ZyVersa and/or Stephen Glover appointing six members of the Board and Larkspur appointing one member of the Board. Upon consummation of the Business Combination, the Board consisted of four members, three appointed by Old ZyVersa and one appointed by Larkspur. As such, the three directors described herein are being appointed pursuant to the provisions set forth in the Business Combination Agreement.

Mr. Sapirstein, Mr. Freitag, and Dr. Rupalla will hold these positions until the next annual meeting of the Company’s stockholders or until his/her successor is elected and qualified, subject to his/her earlier resignation or removal.

Mr. Sapirstein is currently the Chairman, Chief Executive Officer and President of First Wave BioPharma (NASDAQ: FWBI). Mr. Sapirstein started his career in smaller biotech companies when he later joined Gilead Sciences, Inc. in order to lead the Global Marketing team in its launch of Viread (tenofovir). In 2002, he accepted the position of Executive Vice President, Metabolic and Endocrinology, for Serono Laboratories. Later, in 2006, he became the founding Chief Executive Officer of Tobira Therapeutics, then a private company. Tobira Therapeutics was acquired by Allergan in 2016. In 2012, Mr. Sapirstein became the Chief Executive Officer of Alliqua, Inc. Thereafter, he served as Chief Executive Officer of Contravir Pharmaceuticals from March 2014 until October 2018. All of these are publicly listed companies. Mr. Sapirstein has raised over $300 Million dollars in venture capital and public capital markets financing in his various engagements as Chief Executive Officer. He was named as a Finalist for the Ernst & Young Entrepreneur of the Year award in 2015 as well as in 2016. The Company believes Mr. Sapirstein is qualified to serve as a member of the Board because of his extensive experience as an executive in the biotech and pharmaceutical sectors and as a director for multiple public companies in such sectors.

In addition to being a board member of First Wave Bio Pharma, Mr. Sapirstein currently holds board positions on Enochian Biosciences (NASDAQ: ENOB) and Blue Water Vaccines (NASDAQ: BWV). He was Chairman of the Board for BioNJ, an association of biopharma industries in New Jersey from February 2017 to February 2019. In addition, he is a member of the Board of Directors for BIO (Biotechnology Innovation Organization), the leading biotechnology trade organization promoting public policy and networking in the healthcare space, where he sits on the Emerging Companies Section Governing Board.

Mr. Sapirstein will serve as a member of the Company’s Compensation Committee and the Nominating and Corporate Governance Committee.

Mr. Sapirstein will receive an annual cash retainer fee of $40,000 (pro-rated for the current year) and an additional cash retainer of $7,500 and $4,000, respectively, for his service as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Sapirstein will also receive an initial and annual option grant pursuant to the Company’s previously disclosed 2022 Omnibus Equity Incentive Plan (the “2022 Plan”). Reference is made to the disclosure in the final Proxy Statement/Prospectus filed with the U.S. Securities and Exchange Commission on November 14, 2022 (the “Proxy Statement”) beginning on page 254 in the section entitled “Management of the Combined Entity Following the Business Combination – Compensation of Directors and Executive Officers – Director Compensation.”

There are no transactions between Mr. Sapirstein and the Company that would be reportable under Item 404(a) of Regulation S-K.

Mr. Freitag is currently a member of the board of directors of PDS Biotechnology Corporation (NASDAQ: PDSB), a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on its proprietary Veramune and Infectimune T cell-activating platforms and Axogen, Inc. Mr. Freitag was Axogen’s Special Counsel from June 2020 until March 2021, General Counsel from September 2011 until June 2020, Chief Financial Officer from September 2011 until May 2014 and August 2015 until March 2016, and Senior Vice President Business Development from May 2014 until October 2018. Mr. Freitag was the Chief Executive Officer, Chief Financial Officer, and a member of the board of directors of LecTec Corporation, an intellectual property licensing and holding company that merged with Axogen Inc. in September 2011, from June 2010 until September 2011. From May 2009 to the present, Mr. Freitag has been a principal of FreiMc, LLC, a healthcare and life science consulting and advisory firm he founded that provides strategic guidance and business development advisory services. Prior to founding FreiMc, LLC, Mr. Freitag was a Director of Business Development at Pfizer Health Solutions, a former subsidiary of Pfizer, Inc., from January 2006 until May 2009. From July 2005 to January 2006, Mr. Freitag worked for Guidant Corporation in the business development group. Prior to Guidant Corporation, Mr. Freitag was the Chief Executive Officer of HTS Biosystems, a biotechnology tools start-up company, from March 2000 until its sale in early 2005. Mr. Freitag was the Chief Operating Officer, Chief Financial Officer and General Counsel of Quantech, Ltd., a public point of care diagnostic company, from December 1995 to March 2000. Prior to that time, Mr. Freitag practiced corporate law in Minneapolis, Minnesota.

Mr. Freitag holds a J.D. from the University of Chicago and a B.A. in Economics & Business and Law & Society from Macalester College, Minnesota. The Company believes Mr. Freitag’s qualifications to serve on the Board and as the chair of the Company’s Audit Committee include his proven leadership and experience as a senior-level executive, his particular knowledge of public companies, including reporting, compliance and financial markets related thereto, his finance management and legal expertise and over 30 years of experience in the life sciences sector.

Mr. Freitag will serve as the chair of the Company’s Audit Committee and as a member of the Company’s Nominating and Corporate Governance Committee.

Mr. Freitag will receive an annual cash retainer fee of $40,000 (pro-rated for the current year) and an additional cash retainer of $18,500 for his service as chair of the Audit Committee and $4,000 as a member of the Corporate Governance Committee. Mr. Freitag will also receive an initial and annual option grant pursuant to the Plan. Reference is made to the disclosure in the Proxy Statement beginning on page 254 in the section entitled “Management of the Combined Entity Following the Business Combination – Compensation of Directors and Executive Officers – Director Compensation.”

There are no transactions between Mr. Freitag and the Company that would be reportable under Item 404(a) of Regulation S-K.

Dr. Rupalla is a co-founder and Chief Executive Officer of Ymmunobio AG, an immuno-oncology biotech launched in December 2021. She is currently the Chair of the Board of Directors of Ambrx Biopharma Inc. (NYSE: AMAM) and a member of the Board of Directors of the Cancer Drug Development Fund.

Dr. Rupalla previously served as a member of the Board of Directors of 4D Pharma PLC (UK AIM & NASDAQ: DDDD.L) from September 2020 until July 2022. Dr. Rupalla has previously served in senior positions at Roche, Celgene, Bristol-Myers Squibb (“BMS”) and Lundbeck. While at BMS from 2012 to 2019, Dr. Rupalla was Vice President Head Research & Development, China and Global Development Team Leader for Opdivo®/Yervoy® in China, and then Vice President, Head Oncology Global Regulatory Sciences. Throughout her 25-year career, she has led regional and global teams responsible for obtaining approvals for multiple new therapeutics and indications, including Opdivo®, Yervoy®, Rituxan®, Xeloda®, Avastin ®, Revlimid® and Vidaza®, among others. Between 2019 and 2021, Dr. Rupalla previously served as Senior Vice President, Global Head Regulatory Affairs, Medical Documentation and Research & Development Quality at Lundbeck, a leading biopharmaceutical developing novel therapeutics for diseases of the central nervous system. The Company believes Dr. Rupalla is qualified to serve on the Board because of her senior and executive leadership experience in biotech and pharmaceutical companies, her extensive knowledge of the regulatory and compliance issues facing companies in these sectors and her experience as a director of public companies.

Dr. Rupalla has a Ph.D in CNS Pharmacology from the Philipps-University Marburg, Germany, and an MBA from Jones International University, Colorado, U.S.

Dr. Rupalla will serve as the chair of the Nominating and Corporate Governance Committee.

Dr. Rupalla will receive an annual cash retainer fee of $40,000 (pro-rated for the current year) and an additional cash retainer of $8,000 for her service as chair of the Nominating and Corporate Governance Committee of the Board. Dr. Rupalla will also receive an initial and annual option grant pursuant to the Plan. Reference is made to the disclosure in the Proxy Statement beginning on page 254 in the section entitled “Management of the Combined Entity Following the Business Combination – Compensation of Directors and Executive Officers – Director Compensation.”

There are no transactions between Dr. Rupalla and the Company that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZyVersa Therapeutics, Inc.

January 6, 2023	By:	/s/ Stephen C. Glover
	Name:	Stephen C. Glover
	Title:	Chief Executive Officer